EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: November 12, 2013

ABU DHABI INVESTMENT AUTHORITY

/s/ Khaled Al Khoori By: Khaled Al Khoori Title: Authorized Signatory

/s/ Majed Al Romaithi By: Majed Al Romaithi Title: Authorized Signatory

REVERE HOLDINGS LIMITED

/s/ Khaled Al Khajeh By: Khaled Al Khajeh Title: Authorized Signatory
/s/ Thomas Arnold By: Thomas Arnold Title: Authorized Signatory